[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM]



                                                     June 25, 1996


Financial Services Acquisition Corporation
667 Madison Avenue
11th Floor
New York, NY  10021


                           Re:      Registration Statement on Form S-4
                                    of Financial Services Acquisition
                                    Corporation
                                    ----------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Financial Services Acquisition Corporation, a Delaware corporation ("FSAC"), in connection with the proposed transactions described in the prospectus/proxy statement (the "Prospectus") forming a part of FSAC's Registration Statement on Form S-4 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on June 25, 1996, including (i) the proposed merger (the "Merger") of EBIC Acquisition Corp., a newly-formed, wholly-owned subsidiary of FSAC ("Merger Sub"), with and into Euro Brokers Investment Corporation, a Delaware corporation ("EBIC"), with EBIC as the surviving corporation and becoming a wholly-owned subsidiary of FSAC, and (ii) concurrent with and in connection with the Merger, the proposed exchange (the "UPO Exchange") of shares of Common Stock, par value $.001 per share ("FSAC Common Stock"), of FSAC for all outstanding unit purchase options of FSAC (the "UPOs"). Upon consummation of the Merger, up to 4,641,666 shares of FSAC Common Stock (the "Merger Shares") and up to 7,566,666 Series B Redeemable Common Stock Purchase Warrants of FSAC (the "Merger Warrants") will be issued to holders of the Class B Common Stock, par value $.001 per share ("EBIC Common







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Financial Services Acquisition Corporation
June 25, 1996
Page 2



Stock"), of EBIC, and upon consummation of the UPO Exchange, up to 225,000 shares of FSAC Common Stock (the "Exchange Shares") will be issued to holders of the UPOs. In addition to the Merger Shares, the Merger Warrants and the Exchange Shares, the Prospectus and the Registration Statement also relate to the up to 7,566,666 shares of FSAC Common Stock (the "Warrant Shares" and, together with the Merger Shares, the Merger Warrants and the Exchange Shares, the "FSAC Securities") underlying and initially issuable (without regard to any subsequent application of the antidilution provision of the Merger Warrants) upon exercise of the Merger Warrants.

     In acting as special counsel for FSAC and in connection with the opinions expressed below, we have examined (i) the Prospectus and the Annexes thereto, including (w) the Agreement and Plan of Merger, dated as of March 8, 1996 (as amended, the "Merger Agreement"), by and among FSAC, Merger Sub and EBIC, (x) the Escrow Agreement, dated as of March 8, 1996 (the "Escrow Agreement"), by and among FSAC, Merger Sub, EBIC and certain others, (y) the Security Transfer Agreement, dated as of March 8, 1996 (the "Security Agreement"), by and among FSAC and certain FSAC and EBIC stockholders, and (z) the forms of certificates of amendment to FSAC's Certificate of Incorporation (the "Charter Amendments") to be adopted in connection with the Merger, (ii) the Registration Statement and the Exhibits thereto, including (x) the Warrant Agreement, dated as of June 5, 1996, by and between FSAC and Continental Stock Transfer & Trust Company (the "Warrant Agreement"), relating to the Merger Warrants and (y) the UPO Exchange and Custodial Agreement, dated as of June 24, 1996 (the "UPO Exchange Agreement"), providing for the UPO Exchange, (iii) the Certificate of Incorporation and the By-laws of FSAC, in each case as amended to the date hereof; (iv) certain resolutions of the Board of Directors of FSAC relating to the Merger and the issuance of the FSAC Securities; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.









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Financial Services Acquisition Corporation
June 25, 1996
Page 3




     In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon the facts as stated in the Prospectus or upon oral or written statements and representations of officers and other representatives of FSAC and others.

     Members of our firm are admitted to the Bar in the States of New York and Delaware and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that (i) the Merger Shares issuable to holders of EBIC Common Stock in the Merger have been duly authorized by all necessary corporate action of FSAC and, when issued and delivered in accordance with the Merger Agreement and the Escrow Agreement and the Security Agreement, will be validly issued by FSAC and, subject to the terms of the Escrow Agreement, will be fully paid and nonassessable; (ii) the Merger Warrants issuable to holders of EBIC Common Stock in the Merger have been duly authorized by all necessary corporate action of FSAC and, when issued and delivered in accordance with the Merger Agreement, the Warrant Agreement, the Escrow Agreement and the Security Agreement, will be validly issued by FSAC and, subject to the terms of the Warrant Agreement and the Escrow Agreement, will be fully paid and nonassessable; (iii) the Warrant Shares underlying the Merger Warrants initially issuable to holders of EBIC Common Stock in the Merger have been duly authorized by all necessary corporate action of FSAC






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Financial Services Acquisition Corporation
June 25, 1996
Page 4



and, when issued and delivered in accordance with the Merger Agreement and the Warrant Agreement, including the payment of the full cash exercise price therefor, will be validly issued by FSAC and, subject to the terms of the Security Agreement, will be fully paid and nonassessable; and (iv) the Exchange Shares issuable to holders of the UPOs have been duly authorized by all necessary corporate action of FSAC and, when issued and delivered in accordance with the Merger Agreement and the UPO Exchange Agreement, will be validly issued by FSAC and will be fully paid and nonassessable.

     In rendering the foregoing opinions, we have assumed that (i) the Merger and the other transactions contemplated in the Merger Agreement will be consummated in accordance with the terms of the Merger Agreement (and the exhibits thereto), including being approved and adopted by the requisite votes of FSAC stockholders and EBIC stockholders (and holders of 20% or more of the FSAC Public Shares (as defined in the Prospectus) not exercising their redemption rights under FSAC's Certificate of Incorporation), (ii) the Charter Amendments will be approved by the requisite vote of FSAC stockholders, (iii) the FSAC Securities will conform in all material respects to the descriptions thereof set forth in the Prospectus and (iv) the certificates representing the FSAC Securities will be duly executed and delivered.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "LEGAL MATTERS" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.







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Financial Services Acquisition Corporation
June 25, 1996
Page 5



     This opinion is furnished to FSAC solely for its benefit in connection with the Registration Statement as described above. It is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                    Very truly yours,

                                /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM
                                    ------------------------------------
                                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM